EXHIBIT 2.2


                                 AMENDMENT NO. 3


         This Amendment No. 3 (the "Amendment") to Agreement and Plan of Reorganization, dated as of March 4, 1997, as amended (the "Agreement") is made and entered into as of the 18th day of July, 1997, by and among Capital Media Group Limited, a Nevada corporation ("CMG"); Unimedia, S.A., a company organized under the laws of the Republic of France, Company No. RCS Paris B 401 988 308 ("Unimedia"); and those holders of Unimedia securities listed on the signature page hereof (sometimes hereinafter collectively referred to as the "Unimedia Shareholders").

         WHEREAS, on March 14, 1997, the parties hereto entered into the Agreement;

         WHEREAS, on June 25, 1997 and July 11, 1997, respectively, the parties entered into Amendment No. 1 to the Agreement and Amendment No. 2 to the Agreement (the "Prior Agreements");

         WHEREAS, this Amendment sets forth the terms which the parties have agreed to with respect to amending the Agreement and the Prior Agreements; and

         WHEREAS, capitalized terms used herein but not otherwise defined herein shall have the meanings given to them in the Agreement and/or in the Prior Amendments, as the context requires.

         NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree to the following:

         1. The first paragraph of Section 1.3, as amended in Amendment No. 1, is deleted in its entirety and the following paragraph is added in its place:

                  1.          EXCHANGE OF SECURITIES. At the Effective Time, CMG
                           will issue an aggregate of up to 9,402,400 shares of its authorized but unissued common stock, $0.001 par value per share of CMG ("CMG Common Stock" or "Common Stock"), to the Unimedia Shareholders (and the holders of Unimedia securities convertible into or exercisable for shares of Unimedia common stock which are converted or exchanged prior to the Closing and are thereafter exchanged in the Share Exchange) identified in SCHEDULE 1.3(A) in exchange for all of the outstanding securities of Unimedia, all on the basis of 700 CMG Shares for each share of Unimedia common stock and all as more particularly set forth in the schedule attached to this Amendment. If less than all of Unimedia outstanding securities are exchanged in the Share Exchange, then a proportionately lower number of shares of CMG Common Stock will be issued in the Share Exchange. For example, if the holders of 75% of Unimedia's currently outstanding common stock exchange their shares of Unimedia common stock in the Share Exchange, then CMG would issue 6,458,550 shares of CMG Common Stock in the Share Exchange, as opposed to the number of shares set forth above.


         2. The parties have agreed that so long as the holders of more than 50% of Unimedia's common shares outstanding at the Effective Time complete the Share Exchange on or before July 31, 1997, the Share Exchange will be closed as to such holders, so long as the other conditions to closing contained in the Agreement, as amended, are either satisfied or waived on or before the Closing. In such event, CMG will consummate the Share Exchange on the terms set forth in the Agreement, as amended, with the other common shareholders and securities holders of Unimedia until September 5, 1997, upon presentation to CMG on or prior to that date of completed documentation with such holders. The parties agree that after September 5, 1997, CMG shall be under no obligation to continue to complete the Share Exchange on the terms set forth herein with the Unimedia Shareholders who have not completed the Share Exchange on or before such date.

         3. REMAINDER OF AGREEMENT UNMODIFIED. Except for the changes referred to in Sections 1 and 2 of this Amendment, all of the other provisions of the Agreement, as modified by the Prior Amendments, remain in full force and effect and continue to be part of the Agreement, as previously amended, as if fully set forth herein.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                       CAPITAL MEDIA GROUP LIMITED


                                       By: /s/ CHARLES KOPPEL
                                          -------------------------------
                                          Charles Koppel, Co-Chairman

                                       By: /s/ STEPHEN KORNFELD
                                          -------------------------------
                                          Stephen Kornfeld, Co-Chairman

                                       UNIMEDIA S.A.


                                       By: /s/ GILLES ASSOULINE
                                          -------------------------------
                                          Name: GILLES ASSOULINE
                                                -------------------------
                                          Title:   CHAIRMAN AND CEO
                                                -------------------------

         The undersigned hereby join in this Amendment for the limited purpose of agreeing that they will comply with those sections of this Agreement, the Prior Agreements and the Amendment which are applicable to such parties.

                                       UNIMEDIA PRINCIPAL SHAREHOLDERS


                                       -------------------------------
                                       Gilles Assouline, individually


                                       -------------------------------
                                       Michel Assouline, individually

                                       Diamond Productions SARL


                                       BY:
                                          -------------------------------
                                          Name (print):
                                          -------------------------------
                                          Title:
                                          -------------------------------


                                      UNIMEDIA OTHER SHAREHOLDERS

                                      BIMAP


                                       BY:
                                          -------------------------------
                                          Name (print):
                                          -------------------------------
                                          Title:
                                          -------------------------------


                                       Multimedia Investissements


                                       BY:
                                          -------------------------------
                                          Name (print):
                                          -------------------------------
                                          Title:
                                          -------------------------------

                                       Media Venture


                                       BY:
                                          -------------------------------
                                          Name (print):
                                          -------------------------------
                                          Title:
                                          -------------------------------


                                       ------------------------------------
                                       Anne-Marie Assouline, individually


                                       ------------------------------------
                                       Jean Jacques Assouline, individually

                                       HIP Fenelon


                                       BY:
                                          -------------------------------
                                          Name (print):
                                          -------------------------------
                                          Title:
                                          -------------------------------


                                       Souviron Industrie Conseil Sarl


                                       BY:
                                          -------------------------------
                                          Name (print):
                                          -------------------------------
                                          Title:
                                          -------------------------------
                                       Horizons Sarl


                                       BY:
                                          -------------------------------
                                          Name (print):
                                          -------------------------------
                                          Title:
                                          -------------------------------

                                       Oradea, Inc.


                                       BY:
                                          -------------------------------
                                          Name (print):
                                          -------------------------------
                                          Title:
                                          -------------------------------


                                       -----------------------------------
                                       Roland Pardo, individually

                                       Reseau Asta International


                                       BY:
                                          -------------------------------
                                          Name (print):
                                          -------------------------------
                                          Title:
                                          -------------------------------


                                       Tarbella Enterprises Ltd.


                                       BY:
                                          -------------------------------
                                          Name (print):
                                          -------------------------------
                                          Title:
                                          -------------------------------



                                       -------------------------------------
                                       Francois de Montseignat, individually